                                                                     EXHIBIT 3.2

                                   BY-LAWS

                                      OF

                                MI VENTURE INC.

                               ___________________

                                   ARTICLE 1

                            MEETINGS OF STOCKHOLDERS

Section 1.1.  Place of Meetings.   Meetings of the stockholders shall be held at
              ------------------
such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

Section 1.2.  Annual Meetings.  The  annual meeting of the stockholders for the
              ----------------
election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation's fiscal year on such date and at such time as shall be designated by the Board of Directors.

Section 1.3.  Special Meetings.   Special meetings may be called at any time by
              -----------------
the Chairman of the Board, the President, the Board of Directors or the holders of not less than one-fifth (1/5) of all of the outstanding stock entitled to vote at such meeting.

Section 1.4.  Notice of Meetings.   A written notice stating the place, date,
              ------------------
and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten
(10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

Section 1.5.  Record Date.  In order  to  determine the stockholders entitled to
              ------------
notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.6.  Informal Action.  Any action required to be taken at any annual or
              ----------------
special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.7.  Quorum.   A stockholders' meeting duly called shall not be
              -------
organized for the transaction of business unless a quorum is present. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. Once a quorum has been established, the stockholders present in person or represented by proxy at a duly organized meeting
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                                     - 2 -


can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If any meeting of stockholders cannot be organized because of lack of a quorum, those present in person or by proxy shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, the shares present in person or represented by proxy at the second of such adjourned meetings, consisting of at least one-third (1/3) of the outstanding shares entitled to vote, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 1.8.  Action by Stockholders; Voting.  Except  as may otherwise be
              -------------------------------
provided by statute, the Certificate of Incorporation or this By-law, (i) each stockholder of record present in person or by proxy shall be entitled, at every stockholders' meeting, to one vote for each share of capital stock having voting power standing in the name of such stockholder on the books of the Corporation, and (ii) the affirmative vote of a majority of the shares present in person or represented by proxy at a duly organized meeting and entitled to vote on the subject matter shall be the act of the stockholders.


                                   ARTICLE II

                                   DIRECTORS

Section 2.1.  Powers of Directors.   The business and affairs of the Corporation
              --------------------
shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or this By-law directed to be exercised or performed by the stockholders.

Section 2.2  Number, Election and Term of Office.  The number of directors that
             ------------------------------------
shall constitute the whole Board of Directors shall be not less than one (l) and not more than ten (10). The number of directors of the Corporation and the number of directors to be elected at the annual meeting of stockholders shall be such number as shall be determined from time to time by resolution of the directors. Directors need not be stockholders of the Corporation. The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A director may resign at any time upon written notice to the Corporation.

Section 2.3.  Vacancies. Vacancies and newly created directorships resulting
              ----------
from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. All replacement directors shall be selected from a list of nominees provided by the shareholder who had nominated the director being replaced.

Section 2.4.  Meetings of Directors.   Regular meetings of the Board of
              ----------------------
Directors shall be held at such time and place as the Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board, the President or any director by giving ten
(10) days notice to each director by letter, telegram, telephone or other oral message. Except as otherwise provided by these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.
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                                     - 3 -

Section 2.5.  Informal Action.   Any action required or permitted to be taken at
              ----------------
any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.6.  Quorum.   A majority of the Board of Directors then in office
              -------
shall constitute a quorum for the transaction of business.

Section 2.7.  Telephone Participation in Meetings.   Members of the Board of
              ------------------------------------
Directors, or any committee designated by the Board, shall be entitled to participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.


                                  ARTICLE III

                                    OFFICERS

Section 3.1.  Enumeration.   The officers of the Corporation shall be elected or
              ------------
appointed by the Board of Directors and may consist of a President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect or appoint, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect or appoint. The Board of Directors may at any time elect or appoint one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

Section 3.2  Chairman of the Board.   The Chairman of the Board, if elected or
             ----------------------
appointed by the Board of Directors, shall preside at meetings of the Board of
Directors.   If the Chairman of the Board shall also be elected or appointed as the chief executive officer, the Chairman of the Board shall have the powers and perform the duties of the chief executive officer. The Chairman of the Board shall have such other powers and perform such other duties as shall from time to time be specified by the Board of Directors or delegated to the Chairman of the Board by the chief executive officer of the Corporation.

Section 3.3.  President.   The President shall be the chief executive officer of
              ----------
the Corporation, unless the Chairman of the Board has been so elected under
Section 3.2, and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors. If there shall be no Chairman of the Board, or in his or her absence or inability to act, the President shall preside at meetings of the Board of Directors and of the stockholders. The President shall sign all certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation any contract which has been approved by the Board of Directors.

Section 3.4.   Executive Vice-President and Vice President.   The Vice President
               --------------------------------------------
(including an Executive Vice-President) or, if there shall be more than one, the Vice Presidents (including Executive Vice-Presidents), in the order of their seniority unless otherwise specified by the Board of Directors, shall have all the powers and perform all of the duties of the President during the absence or inability to act of the President. Each Vice President (including an Executive Vice-President) shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors or the President.
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                                     - 4 -

Section 3.5.  Secretary.   The Secretary shall record the proceedings of the
              ----------
meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or this By-law of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary may, together with the President, execute on behalf of the Corporation any contract which has been approved by the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

Section 3.6.  Treasurer.   The Treasurer shall keep full and accurate accounts
              ----------
of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

Section 3.7.  Other Officers.   The powers and duties of each other officer who
              ---------------
may from time to time be elected or appointed by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the election or appointment of such other officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

Section 3.8.  Additional Powers and Duties.   The Board of Directors may from
              -----------------------------
time to time by resolution increase or add to the powers and duties of any of the officers of the Corporation.

Section 3.9.  Term and Compensation.   Officers shall be elected or appointed by
              ----------------------
the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected or appointed and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.


                                   ARTICLE IV

                                INDEMNIFICATION

Section 4.1.  Actions, Suits or Proceedings Other Than by or in the Right of the
              ------------------------------------------------------------------
Corporation. The Corporation shall indemnify any person who was or is a party or
------------
is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, to the full extent now or hereinafter permitted by law against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of
                              ---------------
itself,
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                                     - 5 -

create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 4.2.  Actions or Suits by or in the Right of the Corporation.  The
              -------------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favour by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 4.3.  Indemnification for Costs, Charges and Expenses of Successful
              -------------------------------------------------------------
Party.  Notwithstanding the other provisions of this Article, to the extent that
------
a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 4.1 and 4.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 4.4.  Determination of Right to Indemnification.  Any indemnification
              ------------------------------------------
under Sections 4.1 and 4.2 of this Article (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 4.1 and 4.2 of this Article.

Section 4.5.  Advance of Costs, Charges and Expenses.  Costs, charges and
              ---------------------------------------
expenses (including attorneys' fees) incurred by a person referred to in Sections 4.1 and 4.2 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition or such action, suit or proceeding; provided, however, that the
                                                -----------------
payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
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                                     - 6 -

Section 4.6.  Procedure for Indemnification.     Any indemnification under
              ------------------------------
Sections 4.1, 4.2 and 4.3, or advance of costs, charges and expenses under
Section 4.5 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such persons' costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4.5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 4.1 or 4.2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 4.1 or 4.2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.7.  Other Rights;   Continuation of  Right to Indemnification.  The
              ----------------------------------------------------------
indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder.

Section 4.8.  Insurance.  The Corporation may purchase and maintain insurance on
              ----------
behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which
         --------
determination shall be made by a vote of a majority of the entire Board of Directors.

Section 4.9  Savings Clause.  If this Article or any portion hereof shall be
             ---------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.
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                                     - 7 -


                                   ARTICLE V

                            SHARES OF CAPITAL STOCK

Section 5.1.  Issuance of Stock.   Shares of capital stock of any class now or
              ------------------
hereafter authorized of the Corporation, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

Section 5.2.  Stock Certificates.   Certificates for shares of the capital stock
              -------------------
of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the President and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 5.3.  Transfer of Stock.   Shares of capital stock of the Corporation
              ------------------
shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required from time to time by the Board of Directors to effect such transfer.

Section 5.4.  Lost, Stolen, Destroyed, or Mutilated Certificates.   New stock
              ---------------------------------------------------
certificates may be issued to replace stock certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

Section 5.5.  Regulations.   The Board of Directors shall have power and
              ------------
authority to make all such rules and regulations not inconsistent with this By-law as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

Section 5.6.  Holders of Record.   The Corporation shall be entitled to treat
              ------------------
the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                   ARTICLE VI

                               GENERAL PROVISIONS

Section 6.1.  Corporate Seal.   The Corporation may adopt a seal in such form as
              ---------------
the Board of Directors shall from time to time determine.

Section 6.2.  Financial Year.   The financial year of the Corporation shall be
              ---------------
as designated by the Board of Directors from time to time.

Section 6.3.  Banking Arrangements.  The banking business of the Corporation
              ---------------------
including, without limitation, the borrowing of money and the provision of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board of Directors. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the

Board or the Chairman or President and the Vice-President, Finance, the Secretary or the Treasurer of the Corporation may from time to time prescribe. The Chairman or President and the Vice-President, Finance, the Secretary or the Treasurer of the Corporation shall have the authority to appoint bankers, authorize facsimile signatures on cheques, and authorize signing officers to sign, endorse or deposit cheques, bills of exchange and similar documents and to attend to other matters related to the Corporation's dealings with its bankers.

Section 6.4.  Financial Reports.   Financial statements or reports shall not be
              ------------------
required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and, unless the Board of Directors otherwise requires or prescribes, such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

Section 6.5.  Effect of By-Laws.   No provision in this By-law shall vest any
              ------------------
property right in any stockholder.

Section 6.6.  Notices and Waiver of Notice.
              -----------------------------

     (a) Whenever, under the provisions of applicable law or of the Certificate of Incorporation or of this By-law, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail, or by telefax, telex or telegram, postage or charges prepaid, directed to such person at his or her address as it appears on the records of the Corporation. If the notice is sent by mail or by telefax, telex or telegraph, it shall be deemed to have been given to the person entitled thereto three (3) business days after being deposited in the United States mail or on the next business day following the transmittal thereof by telefax, telex or telegram. Such notice shall specify the place, date and hour of the meeting and, in the case of special meeting of stockholders, the purpose or purposes for which the meeting is called. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) Whenever notice is required to be given, under the provisions of applicable law or under the Certificate of Incorporation or this By-law, a written waiver of such notice, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors, need be specified in any written waiver of notice of such meeting. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.7.  Execution of Documents.   Deeds, transfers, assignments, contracts
              -----------------------
and all other obligations of the Corporation may be signed by any two directors or proper officers of the Corporation. In addition to the foregoing, the Board of Directors may, at any time and from time to time, direct the manner in which and the person or persons by whom any particular deed, transfer, assignment, contract or other obligation or any class of deeds, transfers, assignments, contracts or other obligations may be signed for and on behalf of the Corporation.

Section 6.8  Unanimous Stockholders Agreement.  Except as prohibited by
             ---------------------------------
applicable law or the Certificate of Incorporation, the provisions of this By-law shall be read in conjunction with and made subject to the provisions of any unanimous stockholders agreement executed, from time to
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                                     - 9 -

time, by all of the stockholders of the Corporation, and, to the extent that the stockholders assume, in such unanimous stockholders agreement, the powers and duties that the Board of Directors of the Corporation would otherwise exercise, the Board of Directors shall be relieved from performing such powers and duties and released and discharged from any related responsibilities.


                                  ARTICLE VII

                                   AMENDMENTS

     Except as may otherwise be provided in this By-law, the authority to adopt, amend or repeal by-laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power of the stockholders to adopt, amend or repeal by-laws.